EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form 10-KSB of Teleconnect Inc. of our report dated December 12, 2006 related to the consolidated financial statements which appear in Teleconnect Inc.'s Form 10-KSB for the year ended September 30, 2006.

Date: December 22, 2006

Murrell, Hall, McIntosh & Co., PLLP